UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE OCTOBER 18, 2013.

WITHOUT PRIOR APPROVAL OF THE TSX VENTURE EXCHANGE (THE “EXCHANGE”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUED ON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL OCTOBER 18, 2013.

THIS WARRANT CERTIFICATE IS NON-TRANSFERABLE, EXCEPT TO AND AMONG THE SENTIENT FUNDS (AS DEFINED HEREIN) AND IS VOID IF NOT EXERCISED ON OR BEFORE 4:30 P.M. (VANCOUVER TIME) ON JUNE 18, 2015.

WARRANT CERTIFICATE

NORTH AMERICAN NICKEL INC.

(Incorporated under the laws of British Columbia)

WARRANT CERTIFICATE NO. 2013-14	3,128,993 WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby at an exercise price of $0.21 per share.

THIS IS TO CERTIFY THAT GUNDYCO ITF SENTIENT GLOBAL RESOURCES FUND IV, L.P. (hereinafter referred to as the "holder" or the "Warrantholder") of 161 Bay Street, 4th Floor, Toronto, ON  M5J 2S8, is entitled to acquire at the Exercise Price (as defined herein) for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until the Expiry Time (as defined herein), one (1) fully paid and non-assessable Common Share (as defined herein).

This Warrant may only be exercised at the head office of the Company (as defined herein) at Suite 301 - 260 West Esplanade, North Vancouver, British Columbia V7M 3G7.  This Warrant is issued subject to the terms and conditions appended hereto as Schedule "A".

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

DATED for reference this 18th day of June, 2013.

NORTH AMERICAN NICKEL INC.
Per:

(See terms and conditions attached hereto)

SCHEDULE “A”

TERMS AND CONDITIONS FOR WARRANT

Terms and Conditions attached to and forming part of the Warrant issued by North American Nickel Inc. and dated for reference June 18, 2013.

ARTICLE 1

INTERPRETATION

1.1

Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)

"Common Shares" means the common shares in the capital of the Company as constituted on June 18, 2013 to be issued pursuant to the exercise of Warrants;

(b)

"Company" means North American Nickel Inc. unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter "Company" shall mean such successor corporation;

(c)

"Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

(d)

"Exchange" means the TSX Venture Exchange or such other stock exchange on which the  Common Shares are listed and posted for trading;

(e)

"Exercise Price" means the price of $0.21 per Common Share, expressed in lawful money of Canada, subject to adjustment in accordance with the provisions contained herein, in such case it shall mean the adjusted Exercise Price in effect at such time after such adjustment;

(f)

"Expiry Time" means 4:30 p.m. (Vancouver time) on June 18, 2015;

(g)

"herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(h)

"Issue Date" means the issue date of the Warrant shown on the face page of the Warrant Certificate;

(i)

"person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(j)

“Sentient Funds” means Sentient Executive GP I, Limited, Sentient Executive GP II, Limited, Sentient Executive GP III, Limited and Sentient Executive GP IV, Limited and any other entities of a similar nature as and under partially common management with the foregoing;

(k)

"Warrants" means the warrants to acquire Common Shares evidenced by the Warrant Certificate; and

(l)

"Warrant Certificate" means the certificate to which these Terms and Conditions (including the schedules thereto) are attached.

1.1

Interpretation Not Affected by Headings

(a)

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

(b)

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.2

Applicable Law

The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto.

ARTICLE 2

ISSUE OF WARRANTS

2.1

Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2

Additional Warrants

Subject to any other written agreement between the Company and the Warrantholder, the Company may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, warrants or grant options or similar rights to purchase Common Shares to any person.

2.3

Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)

the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)

the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its discretion and the Company may also require the holder to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

2.4

Warrantholder Not a Shareholder

The Warrant shall not constitute the holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

ARTICLE 3

EXERCISE OF THE WARRANT

3.1

Method of Exercise of the Warrant

The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder surrendering it, with a duly completed and executed exercise form substantially in the form attached hereto as Schedule "B" and cash or a certified cheque payable to or to the order of the Company, at par in Vancouver, British Columbia, for the Exercise Price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of Canada, to the Company.

3.2

Effect of Exercise of the Warrant

(a)

Upon surrender and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares and the holder shall become the holder of record of such Common Shares on the date of such surrender and payment; and

(b)

Within five business days after surrender and payment as aforesaid, the Company shall forthwith cause the issuance to the holder a certificate for the Common Shares purchased as aforesaid.

3.3

Subscription for Less than Entitlement

The holder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate.  In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to the return of the Warrant Certificate with a notation on the Grid attached hereto as Schedule "C" showing the balance of the Common Shares which it is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

3.4

Expiration of the Warrant

After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrant shall be void and of no effect

3.5

Hold Periods and Legending of Share Certificate

If any of the Warrants are exercised prior to October 18, 2013, the certificates representing the Common Shares to be issued pursuant to such exercise shall bear the following legends:

“Unless permitted under securities legislation, the holder of the securities must not trade the securities before October 18, 2013.”

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until October 18, 2013.”

3.6

Warrants for Fractions of Shares

To the extent that the holder is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate entitle the holder to receive a whole number of Common Shares.

ARTICLE 4

ADJUSTMENTS

4.1

Adjustments

The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)

In the event the Company shall:

(i)

pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)

subdivide its outstanding Common Shares;

(iii)

combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)

issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving corporation);

the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)

In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share which is lower than 95% of the current market price at the record date mentioned below than the then current market price per Common Share (as determined in accordance with subsection (d) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such record date.  Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)

In case the Company shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or in subsection (d) below or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per Common Share less the then fair value (as determined by the board of directors of the Company, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share.  Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

In the event of the distribution by the Company to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Company, such subsidiary or both, as the Company shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this section 4.1 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

(d)

For the purpose of any computation under subsections (b) and (c) of this section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for twenty-five (25) consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Common Shares are then traded; provided if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such twenty-five (25) consecutive trading day period.  The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of shares so sold.  For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business.  Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the board of directors of the Company, acting reasonably.

(e)

In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)

No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations shall be made to the nearest one-hundredth of a share.

(g)

Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(h)

No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if, the Company issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

(i)

In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (h), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Common Shares, shall apply on like terms to any such other securities.

(j)

Upon the expiration of any rights, options, warrants or conversion or exchange privileges granted to all or substantially all of the holders of the Company’s outstanding Common Shares, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

(i)

the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)

such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

4.2

Voluntary Adjustment by the Company

Subject to requisite Exchange approval, the Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

4.3

Notice of Adjustment

Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Company shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

4.4

No Adjustment for Dividends

Except as provided in section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

4.5

Preservation of Purchase Rights Upon Merger, Consolidation, etc.

In connection with any consolidation of the Company with, or amalgamation or merger of the Company with or into, another corporation (including, without limitation, pursuant to a "takeover bid", "tender offer" or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant.  Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule "A".  The provisions of this Article 4 shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

4.6

Determination of Adjustments

If any questions shall at any time arise with respect to the Exercise Price, such question shall be conclusively determined by the Company's Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, B.C., that the Company may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Company and the holder.

ARTICLE 5

COVENANTS BY THE COMPANY

5.1

Reservation of Common Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

ARTICLE 6

MERGER AND SUCCESSORS

6.1

Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

6.2

Successor Corporation Substituted

In case the Company, pursuant to section 6.1 shall be consolidated, amalgamated or merged with or into any other corporation or corporations or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE 7

AMENDMENTS

7.1

Amendment, etc.

This Warrant Certificate may only be amended by a written instrument signed by the parties hereto.

ARTICLE 8

MISCELLANEOUS

8.1

Time

Time is of the essence of the terms of this certificate.

8.2

Notice

Any notice given under or pursuant to this Warrant Certificate will be given in writing and must be delivered, or mailed by prepaid post, and addressed to the party to which notice is to be given at the address of the party set out on page one, or at another address designated by the party in writing.  If notice is delivered, it will be deemed to have been given at the time of delivery.  If notice is mailed, it will be deemed to have been received on the fourth business day after and excluding the date of mailing.

8.3

Transfer of Warrants

The Warrants represented by this certificate are not transferable, except to and among the Sentient Funds by the holder duly completing and executing the transfer form attached hereto as Schedule “D”, the rights and obligations of the parties hereunder shall be binding upon and enure to the benefit of their successors and permitted assigns.

SCHEDULE “B”

EXERCISE FORM

TO:

NORTH AMERICAN NICKEL INC.

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by North American Nickel Inc. (the "Company").

The undersigned hereby exercises the right to acquire __________ Common Shares of the Company in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the purchase price in full for the said number of Common Shares.

The Common Shares are to be issued as follows:

Name:

Address in full:

Social Insurance Number:

Note:  If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this _____ day of _______________, 201__.

Signature Guaranteed	(Signature of Warrantholder)
Print full name
Print full address

Instructions:

1.

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company.

2.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.

If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

SCHEDULE “C”

WARRANT EXERCISE GRID

Common Shares Issued	Common Shares Available	Initials of Authorized Officer

SCHEDULE “D”

TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

________________________________________________________________

________________________________________________________________

 (Please print or typewrite name and address of assignee)

________________________________________________________________

______ Warrant(s) represented by the within certificate, and do(es) hereby irrevocably constitute and appoint

________________________________________________________________

______ the attorney of the undersigned to transfer the said Warrants maintained by the transfer agent of the Company with full power of substitution hereunder.

DATED this _____ day of ______________________.

________________________________________ Signature of Holder
_________________________________________ Name of Holder (please print)